Exhibit 23.1

Aronson & Company 700 King Farm Blvd., Suite 300 Rockville, Maryland 20850

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-102272 of Mega Group, Inc. of our report dated February 12, 2003 and August 11, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading, “Experts” in such Prospectus.

Aronson & Company

Rockville, MD

August 13, 2003